                                  SUBSIDIARIES OF

                           FIRST CONSULTING GROUP, INC.

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           NAME                             JURISDICTION OF            OTHER NAMES
                                       INCORPORATION/ORGANIZATION
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
The Scottsdale Informatics Institute   Delaware                       The Scottsdale
                                                                      Institute
-------------------------------------------------------------------------------------
First Consulting Group (Ireland) Ltd.  Ireland
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First Consulting Group (UK) Ltd.       England
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



                                         1.